UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

HQ Global Education, Inc.
(Exact name of registrant as specified in its charter)

Delaware	26-1806348
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

27th Floor, BOBO Fortune Center, No.368, South Furong Road
Changsha City, Hunan Province, 410007 PRC	521225
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to	Name of each exchange on which
be so registered:	each class is to be registered

Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box ☒

Securities Act registration statement file number to which this form relates: (if applicable) 333-150385

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.001 per share

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The description of the Registrant's securities contained under “Description of Securities” in the Form 8-K, filed with the Securities and Exchange Commission under File No. 333-150385 on February 12, 2010, is incorporated by reference into this registration statement.

ITEM 2. EXHIBITS.

The following Exhibits are filed with this registration statement:

3.1	Articles of Incorporation*

3.2	Bylaws**

10.1	Proxy Letter withXiangtan Nice Star Business Administration Co., Ltd.*

10.2	Exclusive Purchase Option Agreement withXiangtan Nice Star Business Administration Co., Ltd.*

10.3	Equity Pledge Agreement withXiangtan Nice Star Business Administration Co., Ltd.*

* Filed as exhibits to our Form 8-K, filed with the Securities and Exchange Commission under File No. 333-150385 on February 12, 2010, and incorporated herein by reference.
** Filed as an exhibit to Form S-1, filed with the Securities and Exchange Commission under File No. 333-150385 on April 23, 2008, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HQ GLOBAL EDUCATION, INC.

By:	/s/ Guangwen He
Guangwen He
Chief Executive Officer

Date: April 27, 2011